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         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 19 to the Registration Statement (Form N-1A)(No. 33-25716) of The Chapman Funds, Inc. of our report dated December 4, 1998, included in the 1998 Annual Report to shareholders of the U.S. Treasury Money Fund.


                                                      ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 28, 1998